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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                -----------------


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): NOVEMBER 20, 2002



                               BMC SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                      001-16393                74-2126120
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)



        2101 CITYWEST BOULEVARD
             HOUSTON, TEXAS                                      77042-2827
(Address of principal executive offices)                         (Zip code)



       Registrant's telephone number, including area code: (713) 918-8800



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On November 20, 2002, BMC Software, Inc. ("BMC") completed its acquisition of the Remedy business (the "Remedy Business") from Peregrine Systems, Inc. ("Peregrine") for $355 million in cash and the assumption of certain operating liabilities of the Remedy Business. The Remedy Business focuses on automating service-related business processes through a complete suite of best practice service management applications, including IT service management and customer service and support solutions.

         The acquisition was consummated in accordance with the terms of an Acquisition Agreement, dated as of September 20, 2002, by and among Peregrine, Peregrine Remedy, Inc, a wholly owned subsidiary of Peregrine ("Remedy") and BMC (the "Acquisition Agreement") and the amendments thereto (the "Amendments"). The $355 million purchase price is subject to an upward or downward adjustment on a dollar-for-dollar basis to the extent that the acquired current assets of the Remedy Business less the assumed liabilities (excluding deferred revenues) of the Remedy Business as of November 20, 2002 calculated in accordance with generally accepted accounting principles is greater or less than $28.67 million. Of the $355 million purchase price, $10 million is being held in escrow in accordance with the terms and conditions of an escrow agreement by and among J.P. Morgan Chase Bank, as escrow agent, BMC and Peregrine to satisfy any obligations of Peregrine to repay a portion of the purchase price pursuant to the purchase price adjustment or to indemnify BMC against any claims made by BMC against Peregrine for any breaches of its representations or warranties contained in or made pursuant to the Acquisition Agreement, as amended by the Amendments.

         Prior to closing of the acquisition, pursuant to a Debtor In Possession Credit Agreement, dated as of September 24, 2002, by and among Peregrine, certain subsidiaries of Peregrine and BMC, BMC provided Peregrine with debtor-in-possession financing of $54 million. This financing, which was netted against the purchase price, was terminated upon the closing of the acquisition.

         The purchase price was funded with BMC's available cash.

         The purchase price for the Remedy Business was determined through negotiations between BMC and Peregrine. Prior to the acquisition, there were no material relationships between Peregrine or Remedy, on the one hand, and BMC, any of BMC's affiliates, directors or officers or any associate of such directors or officers, on the other hand.

         Copies of the Acquisition Agreement, the Amendments and the Escrow Agreement are filed herewith as exhibits and incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

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            Financial statements of the Remedy Business have not been included herein but are expected to be included in an amendment to this Current Report on Form 8-K to be filed not later than 60 days after the date that this Current Report on Form 8-K is required to be filed.

         (c)   EXHIBITS.

         The following exhibits are filed with this Current Report on Form 8-K:

2.1 Acquisition Agreement, dated as of September 20, 2002, by and among BMC Software, Inc., Peregrine Systems, Inc. and Peregrine Remedy, Inc. (incorporated by reference to Exhibit 10.1 of BMC Software, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30,
         2002).

2.2 First Amendment to Acquisition Agreement, dated as of September 24, 2002, by and among BMC Software, Inc., Peregrine Systems, Inc. and Peregrine Remedy, Inc. (incorporated by reference to Exhibit 10.2 of BMC Software, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

2.3 Second Amendment to Acquisition Agreement, dated as of October 25, 2002, by and among BMC Software, Inc., Peregrine Systems, Inc. and Peregrine Remedy, Inc.

2.4 Third Amendment to Acquisition Agreement, dated as of November 18, 2002, by and among BMC Software, Inc., Peregrine Systems, Inc. and Peregrine Remedy, Inc.

2.5 Escrow Agreement, dated as of November 20, 2002, by and among J.P. Morgan Chase Bank, Peregrine Systems, Inc. and BMC Software, Inc.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BMC SOFTWARE, INC.


Date: December 4, 2002              By:  /s/ Robert H. Whilden, Jr.
                                       -----------------------------------------
                                       Robert H. Whilden, Jr.
                                       Senior Vice President and General Counsel


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                                  EXHIBIT INDEX


2.1 Acquisition Agreement, dated as of September 20, 2002, by and among BMC Software, Inc., Peregrine Systems, Inc. and Peregrine Remedy, Inc. (incorporated by reference to Exhibit 10.1 of BMC Software, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30,
         2002).

2.2 First Amendment to Acquisition Agreement, dated as of September 24, 2002, by and among BMC Software, Inc., Peregrine Systems, Inc. and Peregrine Remedy, Inc. (incorporated by reference to Exhibit 10.2 of BMC Software, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

2.3 Second Amendment to Acquisition Agreement, dated as of October 25, 2002, by and among BMC Software, Inc., Peregrine Systems, Inc. and Peregrine Remedy, Inc.

2.4 Third Amendment to Acquisition Agreement, dated as of November 18, 2002, by and among BMC Software, Inc., Peregrine Systems, Inc. and Peregrine Remedy, Inc.

2.5 Escrow Agreement, dated as of November 20, 2002, by and among J.P. Morgan Chase Bank, Peregrine Systems, Inc. and BMC Software, Inc.